Exhibit 3.1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
VERASTEM, INC.

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

VERASTEM, INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.             That the name of this corporation is VERASTEM, INC., and that this corporation was originally incorporated pursuant to the General Corporation Law on August 4, 2010, under the name VERASTEM, INC.  The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 4, 2010, was amended and restated on November 3, 2010, was amended on March 22, 2011 and was amended and restated on July 11, 2011.

2.             That the Board of Directors duly adopted resolutions proposing to amend and restate the Amended and Restated Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

FIRST:  The name of this corporation is VERASTEM, INC. (the “Corporation”).

SECOND:  The address of the registered office of the Corporation in the State of Delaware is c/o United Corporate Services, Inc., 874 Walker Road, Suite C, Dover, County of Kent, Delaware 19904.  The name of its registered agent at such address is United Corporate Services, Inc.

THIRD:  The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH:  The total number of shares of all classes of stock which the Corporation shall have authority to issue is 93,921,586, consisting of (i) 52,960,793 shares of

Common Stock, $.0001 par value per share (“Common Stock”), and (ii) 40,960,793 shares of Preferred Stock, $.0001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.            COMMON STOCK

1.             General.  The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2.             Voting.  The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings).  There shall be no cumulative voting.  The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

B.            PREFERRED STOCK

16,000,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock,” 16,025,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock” and 8,935,793 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series C Preferred Stock.”  The Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.  Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1.             Dividends.

The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Series A Original Issue Price, the Series B Original Issue Price or the Series C Original Issue Price (each as defined below), as the case may be; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, dividend.  The “Series A Original Issue Price” shall mean $1.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock.  The “Series B Original Issue Price” shall mean $2.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock.  The “Series C Original Issue Price” shall mean $2.25 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock.

2.             Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1           Preferential Payments to Holders of Preferred Stock.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event (as defined below), the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the Series A Original Issue Price, in the case of Series A Preferred Stock, the Series B Original Issue Price, in the case of Series B Preferred Stock, and the Series C Original Issue Price, in the case of the Series C Preferred Stock, plus any dividends declared but unpaid thereon.  If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2           Distribution of Remaining Assets.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required by Section 2.1 to be paid to the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation immediately prior to such dissolution, liquidation or winding up of the Corporation or Deemed Liquidation Event.  Notwithstanding the foregoing, upon such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, (i) the amount the holders of shares of Series C Preferred Stock shall be entitled to receive shall be equal to the greater of (A) the amount such holder would be entitled to receive pursuant to the foregoing Subsection 2.1 and the first sentence of this Subsection 2.2, up to an aggregate amount not to exceed 1.75 times the Series C Original Issue Price for each share of Series C Preferred Stock and (B) the amount such holder would have received if all shares of Series C Preferred Stock had been converted into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, (ii) the amount the holders of shares of Series B Preferred Stock shall be entitled to receive shall be equal to the greater of (A) the amount such holder would be entitled to receive pursuant to the foregoing Subsection 2.1 and the first sentence of this Subsection 2.2, up to an aggregate amount not to exceed 1.75 times the Series B Original Issue Price for each share of Series B Preferred Stock and (B) the amount such holder would have received if all shares of Series B Preferred Stock had been converted into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event and (iii) the amount the holders of shares of Series A Preferred Stock shall be entitled to receive shall be equal to the greater of (A) the amount such holder would be entitled to receive pursuant to the foregoing Subsection 2.1 and the first sentence of this Subsection 2.2, up to an aggregate amount not to exceed 1.75 times the Series A Original Issue Price for each share of Series A Preferred Stock and (B) the amount such holder would have received if all shares of Series A Preferred Stock had been converted into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event.  The aggregate amount which a holder of a share of Series A Preferred Stock is entitled to receive under Subsections 2.1 and 2.2 is hereinafter referred to as the “Series A Liquidation Amount;”  the aggregate amount which a holder of a share of Series B Preferred Stock is entitled to receive under Subsections 2.1 and 2.2 is hereinafter referred to as the “Series B Liquidation Amount;” and the aggregate amount which a holder of a share of Series C Preferred Stock is entitled to receive under Subsections 2.1 and 2.2 is hereinafter referred to as the “Series C Liquidation Amount.”

2.3           Deemed Liquidation Events.

2.3.1        Definition.  Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of (i) at least sixty percent (60%) of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class and on an as-converted basis, and (ii) at least sixty percent (60%) of the then outstanding shares of Preferred Stock voting together as a single class and on an as-converted basis (such holders, the “Requisite Investors”) elect otherwise by written notice sent to the Corporation at least 10 days prior to the effective date of any such event:

(a)           a merger or consolidation in which

(i)            the Corporation is a constituent party or

(ii)           a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Subsection 2.3.1, all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

(b)           the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.3.2        Effecting a Deemed Liquidation Event.

(a)           The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2.

(b)           In the event of a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(ii) or 2.3.1(b), if the Corporation does not effect a dissolution of the

Corporation under the General Corporation Law within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, and (ii) the Requisite Investors so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the 150th day after such Deemed Liquidation Event, to redeem all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock, as the case may be, at a price per share equal to the Series A Liquidation Amount, the Series B Liquidation Amount or the Series C Liquidation Amount, as the case may be.  Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock, the Corporation shall ratably redeem each holder’s shares of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock to the fullest extent of such Available Proceeds, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders.  The provisions of Section 6 shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock pursuant to this Subsection 2.3.2(b).  Prior to the distribution or redemption provided for in this Subsection 2.3.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

2.3.3        Amount Deemed Paid or Distributed.  The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such Deemed Liquidation Event or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity.  The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

2.3.4        Allocation of Escrow.  In the event of a Deemed Liquidation Event, if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, the applicable transaction agreement shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

3.             Voting.

3.1           General.  On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.  Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class and on an as-converted to Common Stock basis.

3.2           Election of Directors.  The holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect four (4) directors of the Corporation (the “Series A Directors”), the holders of record of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock, exclusively and as a separate class, shall be entitled to elect two (2) directors of the Corporation, and the holders of record of the shares of Common Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation; provided, however, that (i) in the event that the Corporation does not consummate a Qualified Public Offering (as defined below) prior to the first anniversary of the Series C Original Issue Date, the holders of record of the shares of Series C Preferred Stock, exclusively and as a separate class, shall be entitled to elect an additional one (1) director of the Corporation and (ii) in the event of a Series C Redemption Default (as defined in Section 6.1.4 below), the holders of record of the shares of Series C Preferred Stock, exclusively and as a separate class, shall be entitled to elect an additional three (3) directors of the Corporation in accordance with Section 6.1.4 below.  Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders.  If the holders of shares of (i) Series A Preferred Stock, (ii) Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock or (iii) Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the (i) Series A Preferred Stock, (ii) Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock or (iii) Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class.  At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director.  Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2.

3.3           Preferred Stock Protective Provisions.  At any time when at least 893,579 shares of Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the Requisite Investors, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class on an as-converted to Common Stock basis:

(a)           liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any reclassification, reincorporation or recapitalization of the Corporation’s outstanding shares of capital stock or effect any Deemed Liquidation Event, or consent to any of the foregoing;

(b)           amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation;

(c)           create, or authorize the creation of, or issue or obligate itself to issue shares of (or debt convertible into shares of), any additional class or series of capital stock unless the same ranks junior to the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of any additional class or series of capital stock;

(d)           (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series C Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock in respect of any such right, preference or privilege;

(e)           purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof;

(f)            create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $1,000,000;

(g)           effect any acquisition of capital stock of another entity which results in the consolidation of that entity into the results of operations of the Company or the acquisition of all or substantially all of the assets of another entity;

(h)           increase or decrease the authorized number of directors constituting the Board of Directors; or

(i)            increase the number of shares of Common Stock reserved for issuance under the Company’s 2010 Equity Incentive Plan beyond 1,999,348 (the “Reserved Share Amount”) or create any new equity incentive plan.

3.4           Series C Preferred Stock Protective Provision.  The Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, increase or decrease the authorized number of shares of Series C Preferred Stock without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the Requisite Series C Investors (as defined below), given in writing or by vote at a meeting.  “Requisite Series C Investors” shall mean (i) for so long as both of Eastern Capital Limited (“ECL”) and H & Q Healthcare Investors and H & Q Life Sciences Investors (together, “H & Q”) own shares of Series C Preferred Stock, each of ECL and H & Q, (ii) if at any time one, but not both, of ECL or H & Q own shares of Series C Preferred Stock, the one of ECL or H & Q who owns shares of Series C Preferred Stock and (iii) if at any time neither ECL nor H & Q own shares of Series C Preferred Stock, the holders of at least a majority of the then outstanding shares of Series C Preferred Stock.

4.             Optional Conversion.

The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1           Right to Convert.

4.1.1        Conversion Ratio.

(a)           Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion.  The “Series A

Conversion Price” shall initially be equal to $1.00.  Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(b)           Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B Original Issue Price by the Series B Conversion Price (as defined below) in effect at the time of conversion.  The “Series B Conversion Price” shall initially be equal to $2.00.  Such initial Series B Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(c)           Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C Original Issue Price by the Series C Conversion Price (as defined below) in effect at the time of conversion.  The “Series C Conversion Price” shall initially be equal to $2.25.  Such initial Series C Conversion Price, and the rate at which shares of Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2        Termination of Conversion Rights.  In the event of a notice of redemption of any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock pursuant to Section 6, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full.  In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be.

4.2           Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation.  Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3                                 Mechanics of Conversion.

4.3.1                        Notice of Conversion.  In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the applicable series of Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent.  Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued.  If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing.  The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date.  The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of the applicable series of Preferred Stock converted.

4.3.2                        Reservation of Shares.  The Corporation shall at all times when any Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.  Before taking any action which would cause an adjustment reducing the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the applicable series of Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be.

4.3.3                        Effect of Conversion.  All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon.  Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of such series of Preferred Stock accordingly.

4.3.4                        No Further Adjustment.  Upon any such conversion, no adjustment to the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock, as the case may be, surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5                        Taxes.  The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4.  The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4                                 Adjustments to Conversion Prices for Diluting Issues.

4.4.1                        Special Definitions.  For purposes of this Article Fourth, the following definitions shall apply:

(a)                                  “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b)                                 “Series A Original Issue Date” shall mean the date on which the first share of Series A Preferred Stock was issued.

(c)                                  “Series B Original Issue Date” shall mean the date on which the first share of Series B Preferred Stock was issued.

(d)                                 “Series C Original Issue Date” shall mean the date on which the first share of Series C Preferred Stock was issued.

(e)                                  “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(f)                                    “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series C Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)                                     shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, provided (a) the number of shares of Common Stock issued as a dividend or distribution on a share of any series of Preferred Stock multiplied by the number of shares of Common Stock into which a share of such series of Preferred Stock is then convertible is equal to (b) the number of shares of Common Stock issued as a dividend or distribution on a share of every other series of Preferred Stock multiplied by the number of shares of Common Stock into which a share of such series of Preferred Stock is then convertible;

(ii)                                  shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

(iii)                               shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation (including at least a majority of the Series A Directors then in office), in any event, not to exceed the Reserved Share Amount;

(iv)                              shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security, or upon a Special Mandatory Conversion (as defined below);

(v)                                 shares of Common Stock issued in a Qualified Public Offering;

(vi)                              shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation (including at least a majority of the Series A Directors then in office); or

(vii)                           shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the affirmative written consent or vote of the Requisite Investors, including without limitation up to 583,333 shares issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) pursuant to the Exclusive Patent License and Tangible Property Agreement, dated October 13, 2010, by and between the Corporation and the Whitehead Institute for Biomedical Research as in effect on the Series C Original Issue Date and as it may be amended from time to time.

4.4.2                        No Adjustment of Conversion Prices.  No adjustment in the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least two-thirds of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.  No adjustment in the Series B Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least two-thirds of the then outstanding shares of Series B Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.  No adjustment in the Series C Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Requisite Series C Investors agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3                        Deemed Issue of Additional Shares of Common Stock.

(a)                                  If the Corporation at any time or from time to time after the Series C Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b)                                 If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price, as the case may be, computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price, Series B Conversion Price or Series C Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security.  Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price, as the case may be, in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price, as the case may be, that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c)                                  If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price, did not result in an adjustment to the Series B Conversion Price or did not result in an adjustment to the Series C Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price, as the case may be, then in effect, or because such Option or Convertible Security was issued before the Series A Original Issue Date, the Series B Original Issue Date or the Series C Original Issue Date, as the case may be), are revised after the Series A Original Issue Date, the Series B Original Issue Date or the Series C Original Issue Date, as the case may be, as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)                                 Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price pursuant to the terms of Subsection 4.4.4, the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price, as the case may be, shall be readjusted to such Series A Conversion Price, such Series B Conversion Price or such Series C Conversion Price, as the case may be, as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e)                                  If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3).  If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4                        Adjustment of Conversion Prices Upon Issuance of Additional Shares of Common Stock.

(a)                                  In the event the Corporation shall at any time after the Series C Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issue, then the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(i)                                     “CP2” shall mean the Series A Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(ii)                                  “CP1” shall mean the Series A Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(iii)                               “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(iv)                              “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(v)                                 “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

(b)                                 In the event the Corporation shall at any time after the Series C Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series B Conversion Price in effect immediately prior to such issue, then the Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(i)                                     “CP2” shall mean the Series B Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(ii)                                  “CP1” shall mean the Series B Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(iii)                               “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(iv)                              “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(v)                                 “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

(c)                                  In the event the Corporation shall at any time after the Series C Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series C Conversion Price in effect immediately prior to such issue, then the Series C Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(i)                                     “CP2” shall mean the Series C Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(ii)                                  “CP1” shall mean the Series C Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(iii)                               “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(iv)                              “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(v)                                 “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5                        Determination of Consideration.  For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a)                                  Cash and Property:  Such consideration shall:

(i)                                     insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)                                  insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii)                               in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

(b)                                 Options and Convertible Securities.  The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing

(i)                                     the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)                                  the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6                        Multiple Closing Dates.  In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price pursuant to the terms of Subsection 4.4.4 then, upon the final such issuance, the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price, as the case may be, shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5                                 Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time or from time to time after the Series C Original Issue Date effect a subdivision of the outstanding Common Stock, then the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding.  If the Corporation shall at any time or from time to time after the Series C Original Issue Date combine the outstanding shares of Common Stock, then the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding.  Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6                                 Adjustment for Certain Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price, as the case may be, then in effect by a fraction:

(i)                                     the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii)                                  the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made with respect to the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price if the holders of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, had been converted into Common Stock on the date of such event.

4.7                                 Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, had been converted into Common Stock on the date of such event.

4.8                                 Adjustment for Merger or Reorganization, etc.  Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not any of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.5, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock, as the case may be, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock, as the case may be.

4.9                                 Special Adjustments for Increase in Option Pool.

4.9.1                        Series A Adjustment.  If at any time prior to May 3, 2012, the Corporation increases the Reserved Share Amount or otherwise reserves shares of Common Stock for issuance to, or issues shares of Common Stock or grants Options to, employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to an equity incentive plan, either alone or cumulatively in an amount that exceeds 1,999,348 shares of Common Stock (each such event, a “Series A Reserved Amount Default”), then upon the occurrence of each such Series A Reserved Amount Default during such period, the Series A Conversion Price shall be appropriately adjusted (calculated to the nearest one hundredth of a cent), such that the aggregate number of shares of Series A Preferred Stock issued pursuant to the Series A Purchase Agreement (as defined below) shall continue to represent the same proportion of the Company on a fully-diluted basis (assuming full conversion and exercise of all Options and other Convertible Securities then outstanding, and issuance of all shares and other rights available for issuance under equity incentive plans or pursuant to other instruments (and including the issuance of the shares of Common Stock or Options that resulted in such Series A Reserved Amount Default)), as such shares represented prior to the occurrence of such Series A Reserved Amount Default.  “Series A Purchase Agreement” means that certain Series A Preferred Stock Purchase Agreement, dated on or about the Series A Original Issue Date, among the Corporation and the other parties thereto, as the same may be amended, restated or otherwise modified from time to time.  For clarity, any such adjustment pursuant to this Subsection 4.9.1 shall be effected simultaneously with any adjustments effected pursuant to Subsections 4.9.2 and 4.9.3 below.

4.9.2                        Series B Adjustment.  If at any time prior to May 3, 2012, the Corporation increases the Reserved Share Amount or otherwise reserves shares of Common Stock for issuance to, or issues shares of Common Stock or grants Options to, employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to an equity incentive plan, either alone or cumulatively in an amount that exceeds 1,999,348 shares of Common Stock (each such event, a “Series B Reserved Amount Default”), then upon the occurrence of each such Series B Reserved Amount Default during such period, the Series B Conversion Price shall be appropriately adjusted (calculated to the nearest one hundredth of a cent), such that the aggregate number of shares of Series B Preferred Stock issued pursuant to the Series B Purchase Agreement (as defined below) shall continue to represent the same proportion of the Company on a fully-diluted basis (assuming full conversion and exercise of all Options and other Convertible Securities then outstanding, and issuance of all shares and other rights available for issuance under equity incentive plans or pursuant to other instruments (and including the issuance of the shares of Common Stock or Options that resulted in such Series B Reserved Amount Default)), as such shares represented prior to the occurrence of such Series B Reserved Amount Default.  “Series B Purchase Agreement” means that certain Series B Preferred Stock Purchase Agreement, dated on or about the Series B Original Issue Date, among the Corporation and the other parties thereto, as the same may be amended, restated or otherwise modified from time to time.  For clarity, any such adjustment pursuant to this Subsection 4.9.2 shall be effected simultaneously with any adjustments effected pursuant to Subsection 4.9.1 above and Subsection 4.9.3 below.

4.9.3                        Series C Adjustment.  If at any time prior to May 3, 2012, the Corporation increases the Reserved Share Amount or otherwise reserves shares of Common Stock for issuance to, or issues shares of Common Stock or grants Options to, employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to an equity incentive plan, either alone or cumulatively in an amount that exceeds 1,999,348 shares of Common Stock (each such event, a “Series C Reserved Amount Default”), then upon the occurrence of each such Series C Reserved Amount Default during such period, the Series C Conversion Price shall be appropriately adjusted (calculated to the nearest one hundredth of a cent), such that the aggregate number of shares of Series C Preferred Stock issued pursuant to the Series C Purchase Agreement (as defined below) shall continue to represent the same proportion of the Company on a fully-diluted basis (assuming full conversion and exercise of all Options and other Convertible Securities then outstanding, and issuance of all shares and other rights available for issuance under equity incentive plans or pursuant to other instruments (and including the issuance of the shares of Common Stock or Options that resulted in such Series C Reserved Amount Default)), as such shares represented prior to the occurrence of such Series C Reserved Amount Default.  “Series C Purchase Agreement” means that certain Series C Preferred Stock Purchase Agreement, dated on or about the Series C Original Issue Date, among the Corporation and the other parties thereto, as the same may be amended, restated or otherwise modified from time to time.  For clarity, any such adjustment pursuant to this Subsection 4.9.3 shall be effected simultaneously with any adjustments effected pursuant to Subsections 4.9.1 and 4.9.2 above.

4.9.4                        IPO Exception.  Notwithstanding anything to the contrary in Subsections 4.9.1, 4.9.2 and 4.9.3, if, prior to the consummation of a firm-commitment underwritten public offering, the Corporation adopts a new equity incentive plan, but does not issue shares of Common Stock or Options pursuant to such equity incentive plan until after the consummation of such firm-commitment underwritten public offering (such equity incentive plan, a “Post-IPO Incentive Plan”), (i) none of the increase by the Corporation of the Reserved Share Amount, the adoption by the Corporation of such Post-IPO Incentive Plan or the reservation of shares of Common Stock in an amount in excess of 1,999,384 shares of Common Stock, in each case in connection with such Post-IPO Incentive Plan, shall constitute a Series A Reserved Amount Default, Series B Reserved Amount Default or Series C Reserved Amount Default and (ii) for the avoidance of doubt, there shall be no adjustment to the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price as a result thereof because the adoption of an equity incentive plan and reservation of shares, without issuance of Options for shares of Common Stock thereunder, does not constitute an issuance or deemed issuance of Additional Shares of Common Stock.  For the avoidance of doubt, in the event that, prior to the consummation of a firm-commitment underwritten public offering, the Corporation issues shares of Common Stock or grants Options pursuant to a Post-IPO Incentive Plan, such issuance may trigger an adjustment to the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as applicable, in accordance with Subsections 4.9.1, 4.9.2 and 4.9.3.

4.10                           Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock, as the case may be, is convertible) and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.  The provisions of this Section may be waived with the written consent of the Required Investors.

4.11                           Notice of Record Date.  In the event:

(a)                                  the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock, the Series B Preferred Stock or Series C Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)                                 of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c)                                  of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Common Stock.  Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

5.                                       Mandatory Conversion.

5.1                                 Trigger Events.  Upon either (a) the closing of a Qualified Public Offering or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the Requisite Investors (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), (i) all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation.  As used herein, “Qualified Public Offering” shall mean either (a) the sale of shares of Common Stock to the public at a price of at least $3.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, provided that (1) such offering results in at least $35,000,000 of gross proceeds to the Corporation, and (2) the Common Stock is listed for trading on either the New York Stock Exchange, the NASDAQ Capital Market or the NASDAQ Global Market, or (b) any other firm-commitment underwritten public offering of shares of Common Stock deemed to be a Qualified Public Offering by the vote or written consent of the Requisite Investors.

5.2                                 Procedural Requirements.  All holders of record of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock pursuant to this Section 5.  Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time.  Upon receipt of such notice, each holder of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice.  If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.  All rights with respect to the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2.  As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock converted.  Such converted Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action

(without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock accordingly.

5A.                             Special Mandatory Conversion.

5A.1.                    Trigger Events.  In the event that any holder of shares of Preferred Stock does not participate in a Qualified Financing (as defined below) by purchasing in the aggregate, in such Qualified Financing and within the time period specified by the Corporation (provided that the Corporation has sent to each holder of Preferred Stock at least 20 days written notice of, and the opportunity to purchase its Pro Rata Amount (as defined below) of, the Qualified Financing), such holder’s Pro Rata Amount, then the Applicable Portion (as defined below) of the shares of Preferred Stock held by such holder shall automatically, and without any further action on the part of such holder, be converted into shares of Common Stock at the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price, as the case may be, in effect immediately prior to the consummation of such Qualified Financing, effective upon, subject to, and concurrently with, the consummation of the Qualified Financing.  For purposes of determining the number of shares of Preferred Stock owned by a holder, and for determining the number of Offered Securities (as defined below) a holder of Preferred Stock has purchased in a Qualified Financing, all shares of Preferred Stock held by Affiliates (as defined below) of such holder shall be aggregated with such holder’s shares and all Offered Securities purchased by Affiliates of such holder shall be aggregated with the Offered Securities purchased by such holder (provided that no shares or securities shall be attributed to more than one entity or person within any such group of affiliated entities or persons).  Such conversion is referred to herein as a “Special Mandatory Conversion.”

5A.2.                    Procedural Requirements.  Upon a Special Mandatory Conversion, each holder of shares of Preferred Stock converted pursuant to Subsection 5A.1 shall be sent written notice of such Special Mandatory Conversion and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5A.  Upon receipt of such notice, each holder of such shares of Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice.  If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.  All rights with respect to the Preferred Stock converted pursuant to Subsection 5A.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the time of the Special Mandatory Conversion (notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor (or lost certificate affidavit and agreement), to receive the items provided for in the next sentence of this Subsection 5A.2.  As soon as practicable after the Special Mandatory Conversion and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock so converted, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted and a new certificate for the number of shares, if any, of Series A Preferred Stock represented by such surrendered certificate and not converted pursuant to Subsection 5A.1.  Such converted Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock accordingly.

5A.3.                    Definitions.  For purposes of this Section 5A, the following definitions shall apply:

5A.3.1              “Affiliate” shall mean, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any stockholder, general partner, managing member, officer or director of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company or investment advisor with, such Person.

5A.3.2              “Applicable Portion” shall mean, with respect to any holder of shares of Preferred Stock, a number of shares of Preferred Stock calculated by multiplying the aggregate number of shares of Preferred Stock held by such holder immediately prior to a Qualified Financing by a fraction, the numerator of which is equal to the amount, if positive, by which such holder’s Pro Rata Amount exceeds the number of Offered Securities actually purchased by such holder in such Qualified Financing, and the denominator of which is equal to such holder’s Pro Rata Amount.

5A.3.3              “Offered Securities” shall mean the equity securities of the Corporation set aside by the Board of Directors of the Corporation for purchase by holders of outstanding shares of Preferred Stock in connection with a Qualified Financing, and offered to such holders.

5A.3.4              “Pro Rata Amount” shall mean, with respect to any holder of Preferred Stock, the lesser of (a) a number of Offered Securities calculated by multiplying the aggregate number of Offered Securities by a fraction, the numerator of which is equal to the number of shares of Preferred Stock (on an as-converted basis) owned by such holder, and the denominator of which is equal to the aggregate number of outstanding shares of Preferred Stock (on an as-converted basis), or (b) the maximum number of Offered Securities that such holder is permitted by the Corporation to purchase in such Qualified Financing, after giving effect to any cutbacks or limitations established by the Board of Directors and applied on a pro rata basis to all holders of Preferred Stock.

5A.3.5              “Qualified Financing” shall mean any transaction involving the issuance or sale of Additional Shares of Common Stock (other than a public offering) with aggregate gross proceeds to the Corporation of no greater than $50,000,000 after the Series C Original Issue Date which would result in a reduction of the Series C Conversion Price pursuant to the terms of the Certificate of Incorporation (without giving effect to the operation of Subsection 4.4.2), unless the Requisite Investors elect, by written notice sent to the Corporation at least ten (10) days prior to the consummation of the Qualified Financing, that such transaction not be treated as a Qualified Financing for purposes of this Section 5A.

6.                                       Redemption.

6.1                                 Redemption.

6.1.1                        Shares of Series C Preferred Stock shall be redeemed by the Corporation out of funds lawfully available therefor at a price equal to the Series C Original Issue Price per share, plus all declared but unpaid dividends thereon (the “Series C Redemption Price”), in three equal annual installments commencing not more than 60 days after receipt by the Corporation at any time after the fifth anniversary of the Series C Original Issue Date, from the Series C Requisite Investors, of written notice requesting redemption of all shares of Series C Preferred Stock (the “Series C Redemption Notice”).  The date of each such installment shall be referred to as a “Redemption Date”.  The Corporation shall send a written notice (the “Notice to Series A and Series B Holders”) to each holder of Series A Preferred Stock and each holder of Series B Preferred Stock no later than the 20th day after the receipt of the Series C Redemption Notice informing such holder of the receipt of the Series C Redemption Notice.  On each Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series C Preferred Stock owned by each holder, that number of outstanding shares of Series C Preferred Stock determined by dividing (i) the total number of shares of Series C Preferred Stock outstanding immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies); provided, however, that if the Corporation receives, no later than 20 days after delivery of the Notice to Series A and Series B Holders by the Corporation, from the holders of at least two-thirds of the then outstanding shares of Series B Preferred Stock, a written notice requesting redemption of all shares of Series B Preferred Stock (the “Series B Redemption Notice”), then on each Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series B Preferred Stock owned by each holder, that number of outstanding shares of Series B Preferred Stock determined by dividing (i) the total number of shares of Series B Preferred Stock outstanding immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies); provided further, however that Excluded Shares (as such term is defined in Subsection 6.2) shall not be redeemed and shall be excluded from the calculations set forth in this sentence.  If the Corporation does not have sufficient funds legally available to redeem on any Redemption Date all shares of Series C Preferred Stock and Series B Preferred Stock (if requested pursuant to a Series B Redemption Notice) to be redeemed on such Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s redeemable shares of such capital stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

6.1.2                        Shares of Series B Preferred Stock shall be redeemed by the Corporation out of funds lawfully available therefor at a price equal to the Series B Original Issue Price per share, plus all declared but unpaid dividends thereon (the “Series B Redemption Price”), in three equal annual installments commencing not more than 60 days after receipt by the Corporation at any time after the fifth anniversary of the Series C Original Issue Date, from the holders of at least two-thirds of the then outstanding shares of the Series B Preferred Stock, of written notice requesting redemption of all shares of Series B Preferred Stock (the “Series B Redemption Notice”).  The date of each such installment shall be referred to as a “Redemption Date.”  The Corporation shall send a written notice (the “Notice to Series A and Series C Holders”) to each holder of Series A Preferred Stock and each holder of Series C Preferred Stock no later than the 20th day after the receipt of the Series B Redemption Notice informing such holder of the receipt of the Series B Redemption Notice.  On each Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series B Preferred Stock owned by each holder, that number of outstanding shares of Series B Preferred Stock determined by dividing (i) the total number of shares of Series B Preferred Stock outstanding immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies); provided, however, that if the Corporation receives, no later than 20 days after delivery of the Notice to Series A and Series C Holders by the Corporation, from the Requisite Series C Investors, a Series C Redemption Notice, then on each Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series C Preferred Stock owned by each holder, that number of outstanding shares of Series C Preferred Stock determined by dividing (i) the total number of shares of Series C Preferred Stock outstanding immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies); provided further, however that Excluded Shares (as such term is defined in Subsection 6.2) shall not be redeemed and shall be excluded from the calculations set forth in this sentence.  If the Corporation does not have sufficient funds legally available to redeem on any Redemption Date all shares of Series B Preferred Stock and Series C Preferred Stock (if requested pursuant to a Series C Redemption Notice) to be redeemed on such Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s redeemable shares of such capital stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

6.1.3                        Shares of Series A Preferred Stock shall be redeemed by the Corporation out of funds lawfully available therefor at a price equal to the Series A Original Issue Price per share, plus all declared but unpaid dividends thereon (the “Series A Redemption Price”), in the case of the Series A Preferred Stock on each Redemption Date if the Corporation receives, no later than 20 days after delivery of the Notice to Series A and Series B Holders or the Notice to Series A and Series C Holders, as the case may be, by the Corporation, from the holders of at least two-thirds of the then outstanding shares of the Series A Preferred Stock, a written notice requesting redemption of all shares of Series A Preferred Stock.  On each

Redemption Date, the Corporation shall redeem, (i) first, the shares of Series C Preferred Stock and Series B Preferred Stock pursuant to Sections 6.1.1 and 6.1.2, and (ii) second, if the Corporation has sufficient funds legally available to redeem shares of Series A Preferred Stock after redemption of the Series C Preferred Stock and Series B Preferred Stock on such Redemption Date, on a pro rata basis in accordance with the number of shares of Series A Preferred Stock owned by each holder of Series A Preferred Stock, that number of outstanding shares of Series A Preferred Stock determined by dividing (A) the total number of shares of Series A Preferred Stock outstanding immediately prior to such Redemption Date by (B) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies); provided, however, that Excluded Shares (as such term is defined in Subsection 6.2) shall not be redeemed and shall be excluded from the calculations set forth in this sentence.  If the Corporation does not have sufficient funds legally available to redeem on any Redemption Date all shares of Series A Preferred Stock to be redeemed on such Redemption Date, the Corporation shall redeem, subject to the immediately preceding sentence, a pro rata portion of each holder’s redeemable shares of such capital stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares of Series A Preferred Stock and, subject to the immediately preceding sentence, shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

6.1.4                        In the event of a default by the Corporation on the redemption provisions set forth in this Section 6.1 (a “Redemption Default”), the holders of the unredeemed shares of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock shall be entitled to default interest at a per annum rate equal to 5% on the unpaid amount, which amount shall be increased by 1% at the end of each three month period thereafter until the Redemption Price, and any interest thereon, is paid in full.  In addition and notwithstanding the foregoing sentence above, in the event of a Redemption Default affecting the Series C Preferred Stock (A “Series C Redemption Default”), the holders of the unredeemed Series C Preferred Stock shall be entitled to elect three additional directors of the Corporation, until such default is cured.

6.2                                 Redemption Notice.  The Corporation shall send written notice of the mandatory redemption (the “Redemption Notice”) to each holder of record of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock not less than 40 days prior to each Redemption Date.  Each Redemption Notice shall state:

(a)                                  the number of shares of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(b)                                 the Redemption Date and the Redemption Price;

(c)                                  the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 4.1); and

(d)                                 that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock to be redeemed.

If the Corporation receives, on or prior to the 20th day after the date of delivery of the Redemption Notice to a holder of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock, written notice from such holder that such holder elects to be excluded from the redemption provided in this Section 6, then the shares of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock registered on the books of the Corporation in the name of such holder at the time of the Corporation’s receipt of such notice shall thereafter be “Excluded Shares.”

6.3                                 Surrender of Certificates; Payment.  On or before the applicable Redemption Date, each holder of shares of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof.  In the event less than all of the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, shall promptly be issued to such holder.

6.4                                 Rights Subsequent to Redemption.  If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock so called for redemption shall not have been surrendered, all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Series A Redemption Price, the Series B Redemption Price or the Series C Redemption Price, as the case may be, without interest upon surrender of their certificate or certificates therefor.

7.                                       Redeemed or Otherwise Acquired Shares.  Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred.  Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock following redemption.

8.                                       Waiver.  Except as otherwise provided in this Certificate of Incorporation or required by law, any of the rights, powers, preferences and other terms of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock by the affirmative written consent or vote of the Requisite Investors, provided such waiver by its terms is equally applicable to the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.  Any of the rights of the holders of Series A Preferred Stock may be waived (in a manner that does not apply to the holders of Series B Preferred Stock and Series C Preferred Stock) by the affirmative written consent or vote of at least two-thirds of the then outstanding shares of the Series A Preferred Stock.  Any of the rights of the holders of Series B Preferred Stock may be waived (in a manner that does not apply to the holders of Series A Preferred Stock and Series C Preferred Stock) by the affirmative written consent or vote of at least two-thirds of the then outstanding shares of the Series B Preferred Stock.  Any of the rights of the holders of Series C Preferred Stock may be waived (in a manner that does not apply to the holders of Series A Preferred Stock and Series B Preferred Stock) by the affirmative written consent or vote of the Series C Requisite Investors.

9.                                       Notices.  Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH:  Subject to any additional vote required by the Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH:  Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

SEVENTH:  Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH:  Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide.  The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH:  To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH:  To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

ELEVENTH:  The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity.  An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock or any partner, member, director, trustee, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

*     *     *

3.                                       That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

4.                                       That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

[REMAINDER OF PAGE BLANK]

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 1st day of November, 2011.

By:	/s/ Robert Forrester
Name: Robert Forrester
Title: Chief Operating Officer

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

VERASTEM, INC.

Verastem, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.                                       That the name of this corporation is Verastem, Inc.  The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 4, 2010, was amended and restated on November 3, 2010, was amended on March 22, 2011, was amended and restated on July 11, 2011 and was amended and restated on November 1, 2011.

2.                                       This Certificate of Amendment of Amended and Restated Certificate of Incorporation was duly adopted by unanimous written consent of the board of directors and written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

3.                                       The Amended and Restated Certificate of Incorporation is hereby amended by deleting the first sentence of Article FOURTH thereof in its entirety and substituting the following in lieu thereof:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 94,185,650, consisting of (i) 53,092,825 shares of Common Stock, $.0001 par value per share (“Common Stock”), and (ii) 41,092,825 shares of Preferred Stock, $.0001 par value per share (“Preferred Stock”).”

4.                                       The Amended and Restated Certificate of Incorporation is hereby further amended by deleting the first three sentences of Part B of Article FOURTH thereof in their entirety and substituting the following in lieu thereof:

“16,000,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock,” 16,025,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock” and 9,067,825 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series C Preferred Stock.”  The Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.  Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.”

IN WITNESS WHEREOF, this Certificate of Amendment of Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 15th day of November, 2011.

By:	/s/ Robert Forrester
Name: Robert Forrester
Title: Chief Operating Officer

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

VERASTEM, INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Verastem, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, and declaring such amendment advisable.  The stockholders of the Corporation duly approved and adopted such proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.  Accordingly, to effect such proposed amendment, it is:

RESOLVED:                        That a new first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation be and hereby is inserted immediately preceding the existing first paragraph (listing the authorized classes and shares of stock of the Corporation) as follows:

“FOURTH:  Upon the filing of this Certificate of Amendment of Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-3.5 reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each 3.5 shares of Common Stock issued or outstanding (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares designated as the “Reverse Stock Split”).  No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment equal to the fraction of which such holder would otherwise be entitled multiplied by the fair value per share as determined by the Board of Directors of the Corporation.  Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares formerly represented by such certificate have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time); provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified.”

RESOLVED:                        That the existing first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation (listing the authorized classes and shares of stock of the Corporation) be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 127,518,983 shares, consisting of (i) 86,426,158 shares of Common Stock, $.0001 par value per share (“Common Stock”), and (ii) 41,092,825 shares of Preferred Stock, $.0001 par value per share (“Preferred Stock”).”

[Remainder of Page Intentionally Left Blank.]

2

IN WITNESS WHEREOF, this Certificate of Amendment, which has been duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, has been executed by a duly authorized officer of the Corporation on this 10th day of January, 2012.

VERASTEM, INC.

By:	/s/ Christoph Westphal
Christoph Westphal
Chief Executive Officer

[Certificate of Amendment of Amended and Restated Certificate of Incorporation]